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                                POWER OF ATTORNEY


         Leslie E. Bains whose signature appears below, does hereby constitute and appoint Allan S. Mostoff, David J. Harris, and Robert Lamont, each individually, her true and lawful attorneys and agents, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, each individually, may deem necessary or advisable or which may be required to enable Republic Funds, Republic Advisor Funds Trust and Republic Portfolios (the "Trusts"), to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments to the Trusts' Registration Statements on Form N-1A pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, Leslie E. Bains, as Trustee of the Trusts, any and all such amendments filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Date:  June 30, 2000


                                       _________________________________________
                                       Leslie E. Bains